SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 28, 2005

(Date of report)

VERTICAL HEALTH SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-31275	59-3635262
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

855 Dunbar Avenue

Oldsmar, FL 34677

(Address of Principal Executive Offices)

(727) 548-8345

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 1.02	Termination of a Material Definitive Agreement

ITEM 3.02	Unregistered Sales of Equity Securities

On May 28, 2004, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”), under which the Company issued and sold to Laurus in a private placement (i) $4,000,000 of Series A Preferred Stock of its subsidiary that is convertible into shares of common stock of the Company (the “Preferred Stock”), and (ii) warrants to purchase 820,000 shares of common stock at a price equal to $1.87 per share, exercisable until May 27, 2011 (the “ Series A Warrants”). The net proceeds of this offering were placed in a restricted account and pledged as collateral for the stated value, dividends and fees related to the Series A that have not been converted or redeemed.

On November 28, 2005, the Company and its wholly owned subsidiary, Vertical Health Ventures, Inc., entered into a Repayment Agreement with Laurus. Pursuant to the Agreement, the Company will reacquire and cancel the remaining $3,900,000 of outstanding Preferred Stock of its subsidiary that is convertible into shares of common stock of the Company and pay all currently accrued but unpaid preferred dividends of $216,802 and a prepayment redemption fee of $195,000. The Series A Warrants will remain unaffected.

The Company completed the transaction by payment of the funds, approximately ($3,827,631), currently held in the restricted cash account at North Fork Bank and the issuance of 640,000 shares of the Company’s common stock. The common stock will not be registered under the Securities Act of 1933 at the time of initial issue. The common stock may be registered in the future if and when the Company files for registration of other securities.

The issuance of the 640,000 shares of common stock were exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of Laurus that it was an “accredited investor” (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

ITEM 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

a.	Not applicable

b.	Not applicable

c.	Not applicable

d.	See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTICAL HEALTH SOLUTIONS, INC.

By:	/S/ STEPHEN M. WATTERS
Stephen M. Watters, Chief Executive Officer

By:	/S/ THADDEUS J. SHALEK
Thaddeus J. Shalek, CPA, Chief Financial Officer

Dated: November 29, 2005

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Repayment Agreement

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